RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2004-S6 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S6

          $ 899,513                  0.00%            CLASS I-A-P CERTIFICATES
          $ 856,254                  0.00%           CLASS II-A-P CERTIFICATES
         $ 3,498,296                 0.00%           CLASS III-A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 25, 2004
                                       to
                         Prospectus dated July 24, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 25, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P, Class II-A-P and Class III-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P, Class II-A-P and Class III-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 74.14% of the aggregate certificate principal balance of the Class I-A-P, Class II-A-P and Class III-A-P Certificates. It is expected that delivery of the Class I-A-P, Class II-A-P and Class III-A-P will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class I-A-P, Class II-A-P and Class III-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P, Class II-A-P and Class III-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P, Class II-A-P and Class III-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P, Class II-A-P and Class III-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P, Class II-A-P or Class III-A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class I-A-P, Class II-A-P and Class III-A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class I-A-P, Class II-A-P or Class III-A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the group I loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group I loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                 WEIGHTED
                                                                                  AVERAGE         AVERAGE
                               NUMBER OF         PRINCIPAL   PERCENTAGE OF       PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE           GROUP I LOANS        BALANCE    GROUP I LOANS        BALANCE          RATIO
--------------------------   -------------    -------------  -------------     -------------   -------------
560 - 579.................               1    $      52,295           0.04%    $      52,295           66.00%
600 - 619.................               4        1,172,002           0.81           293,001           58.18
620 - 639.................               1          365,005           0.25           365,005           54.00
640 - 659.................               6        1,699,884           1.17           283,314           55.14
660 - 679.................              14        4,328,384           2.99           309,170           60.99
680 - 699.................              26       10,512,334           7.26           404,321           58.76
700 - 719.................              23        9,997,173           6.91           434,660           59.74
720 - 739.................              35       14,525,892          10.04           415,025           54.82
740 - 759.................              45       16,970,358          11.73           377,119           52.41
760 - 779.................              59       23,063,328          15.94           390,904           53.24
780 - 799.................              89       36,211,521          25.02           406,871           55.14
800 or greater............              62       25,834,592          17.85           416,687           53.29
                             -------------    -------------  -------------     -------------   -------------
     Total................             365    $ 144,732,768         100.00%    $     396,528           54.93%
                             =============    =============  =============


     As of March 1, 2005, the weighted average credit score of the group I loans was approximately 759.


     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                       MORTGAGE RATES OF THE GROUP I LOANS


                                                                                                            WEIGHTED
                                                                             AVERAGE        WEIGHTED         AVERAGE
                           NUMBER OF       PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE       LOAN-TO-VALUE
MORTGAGE RATES (%)       GROUP I LOANS      BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE        RATIO
----------------------   -------------   -------------   -------------    -------------   -------------   -------------
4.375 - 4.499.........               1   $     355,179            0.25%   $     355,179             786           68.00%
4.500 - 4.624.........               4       1,717,352            1.19          429,338             744           62.87
4.625 - 4.749.........              16       6,638,774            4.59          414,923             772           55.73
4.750 - 4.874.........              29      13,835,523            9.56          477,087             767           59.22
4.875 - 4.999.........             120      52,519,559           36.29          437,663             760           55.49
5.000 - 5.124.........              84      35,359,984           24.43          420,952             762           52.49
5.125 - 5.249.........              41      15,358,028           10.61          374,586             749           50.33
5.250 - 5.374.........              32       9,685,338            6.69          302,667             745           60.50
5.375 - 5.499.........              16       5,116,710            3.54          319,794             770           53.54
5.500 - 5.624.........              15       3,469,745            2.40          231,316             751           55.11
5.625 - 5.749.........               3         357,480            0.25          119,160             720           55.43
5.750 - 5.874.........               1         199,688            0.14          199,688             776           42.00
5.875 - 5.999.........               2          67,112            0.05           33,556             682           51.28
6.000 - 6.124.........               1          52,295            0.04           52,295             578           66.00
                         -------------   -------------   -------------    -------------   -------------   -------------
     Total............             365   $ 144,732,768          100.00%   $     396,528             759           54.93%
                         =============   =============   =============


     As of March 1, 2005, the weighted average mortgage rate of the group I loans was approximately 4.9652% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS


                                                                                                                WEIGHTED
                                                                                 AVERAGE        WEIGHTED         AVERAGE
ORIGINAL MORTAGE LOAN          NUMBER OF       PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE       LOAN-TO-VALUE
BALANCE ($)                  GROUP I LOANS      BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE        RATIO
-------------------------    -------------   -------------   -------------    -------------   -------------   -------------
   100,000  or less......               18   $   1,095,536            0.76%   $      60,863             751           47.68%
   100,001 - 200,000.....               47       6,956,164            4.81          148,003             745           54.00
   200,001 - 300,000.....               27       6,241,473            4.31          231,166             759           51.13
   300,001 - 400,000.....               81      28,917,461           19.98          357,006             758           53.72
   400,001 - 500,000.....               91      39,276,773           27.14          431,613             759           57.66
   500,001 - 600,000.....               51      26,865,839           18.56          526,781             767           59.07
   600,001 - 700,000.....               27      16,465,574           11.38          609,836             760           55.33
   700,001 - 800,000.....                9       6,403,013            4.42          711,446             759           49.86
   800,001 - 900,000.....                6       4,949,080            3.42          824,847             722           51.86
   900,001 - 1,000,000...                7       6,504,126            4.49          929,161             780           45.47
   1,000,001 - 1,100,000.                1       1,057,730            0.73         1,057,730            754           15.00
                             -------------   -------------   -------------    -------------   -------------   -------------
     Total...............              365   $ 144,732,768          100.00%   $     396,528             759           54.93%
                             =============   =============   =============




                    ORIGINAL LTV RATIOS OF THE GROUP I LOANS



                           NUMBER OF                                         AVERAGE        WEIGHTED
                            GROUP I        PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)       LOANS          BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE
----------------------   -------------   -------------   -------------    -------------   -------------

00.01 - 50.00.........             142   $  54,279,672           37.50%   $     382,251             763
50.01 - 55.00.........              44      20,816,620           14.38          473,105             756
55.01 - 60.00.........              42      13,803,286            9.54          328,650             765
60.01 - 65.00.........              34      14,750,158           10.19          433,828             751
65.01 - 70.00.........              44      17,013,550           11.76          386,672             758
70.01 - 75.00.........              19       6,801,334            4.70          357,965             744
75.01 - 80.00.........              38      17,014,402           11.76          447,747             761
80.01 - 85.00.........               1          97,786            0.07           97,786             751
85.01 - 90.00.........               1         155,961            0.11          155,961             793
                         -------------   -------------   -------------    -------------   -------------
      Total...........             365   $ 144,732,768          100.00%   $     396,528             759
                         =============   =============   =============


     The weighted average LTV ratio at origination of the group I loans was approximately 54.93%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS


                                                                                  WEIGHTED     WEIGHTED
                             NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
                             MORTGAGE     PRINCIPAL     OF MORTGAGE   PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                          LOANS       BALANCE         LOANS       BALANCE      SCORE       RATIO
------------------------     ---------  -------------   ----------   -----------  --------   -------------
Alabama...............               3  $     342,507         0.24%  $   114,169       763           50.17%
Arizona...............               2        851,269         0.59       425,635       682           74.46
California............             161     72,506,524        50.10       450,351       765           50.57
Colorado..............               8      3,525,125         2.44       440,641       793           58.54
Connecticut...........               8      3,336,601         2.31       417,075       782           64.53
District of Columbia..               2        790,691         0.55       395,346       773           66.40
Florida...............              20      6,277,394         4.34       313,870       730           59.00
Georgia...............               8      2,766,041         1.91       345,755       739           64.78
Hawaii................               3      1,193,761         0.82       397,920       714           61.57
Illinois..............               9      4,749,921         3.28       527,769       746           47.69
Indiana...............               1        544,012         0.38       544,012       705           64.00
Kentucky..............               2        907,353         0.63       453,677       692           69.20
Massachusetts.........              13      5,451,156         3.77       419,320       784           52.75
Maryland..............               9      3,239,437         2.24       359,937       728           61.03
Michigan..............              11      3,285,653         2.27       298,696       769           57.56
Minnesota.............               7      1,231,608         0.85       175,944       773           50.33
Missouri..............               2        592,583         0.41       296,291       753           52.25
Mississippi...........               1        157,527         0.11       157,527       790           66.00
North Carolina........               8      3,238,927         2.24       404,866       767           59.10
Nebraska..............               1         75,754         0.05        75,754       704           66.00
New Hampshire.........               1        360,756         0.25       360,756       703           73.00
New Jersey............               5      1,434,380         0.99       286,876       747           61.31
New Mexico............               3        830,731         0.57       276,910       748           67.63
Nevada................               7      2,310,400         1.60       330,057       748           60.97
New York..............              15      3,831,859         2.65       255,457       765           57.55
Ohio..................               5      1,961,865         1.36       392,373       780           68.11
Oklahoma..............               1         99,747         0.07        99,747       724           72.00
Oregon................               3        898,651         0.62       299,550       799           56.68
Pennsylvania..........               4      1,329,021         0.92       332,255       772           52.63
Rhode Island..........               1        523,397         0.36       523,397       802           56.00
South Carolina........               4      1,535,646         1.06       383,911       769           73.70
Tennessee.............               1        300,458         0.21       300,458       693           66.00
Texas.................              14      5,168,747         3.57       369,196       722           58.46
Utah..................               3      1,161,021         0.80       387,007       748           74.81
Virginia..............               7      2,104,865         1.45       300,695       784           61.07
Washington............              11      5,078,727         3.51       461,702       746           57.07
Wisconsin.............               1        738,655         0.51       738,655       695           61.00
                             ---------  -------------   ----------   -----------  --------   -------------
     Total............             365  $ 144,732,768       100.00%  $   396,528       759           54.93%
                             =========  =============   ==========

---------

     No more than 1.8% of the group I loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.9% of the group I loans were secured by mortgaged properties located in any one zip code area outside California.

                        LOAN PURPOSE OF THE GROUP I LOANS


                                                                                WEIGHTED
                             NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE     WEIGHTED
                              GROUP I    PRINCIPAL      OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
LOAN PURPOSE                   LOANS      BALANCE          LOANS      BALANCE    SCORE     LTV RATIO
---------------------------  ---------  -------------   ----------   ---------  --------   ----------
Purchase...................         26  $  10,071,557         6.96%  $ 387,368       738        72.40%
Rate/Term Refinance........        274    111,746,745        77.21     407,835       762        53.12
Equity Refinance...........         65     22,914,466        15.83     352,530       756        56.12
                             ---------  -------------   ----------   ---------  --------   ----------
     Total.................        365  $ 144,732,768       100.00%  $ 396,528       759        54.93%
                             =========  =============   ==========



  MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP I LOANS


                                                                                WEIGHTED
                             NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE    WEIGHTED
                              GROUP I     PRINCIPAL     OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
DOCUMENTATION TYPE             LOANS       BALANCE         LOANS      BALANCE    SCORE    LTV RATIO
---------------------------  ---------   -------------  ----------   ---------  --------   ----------
Full Documentation.........        217   $  97,113,711       67.10%  $ 447,529       759        56.55%
Reduced Documentation......        148      47,619,057       32.90     321,750       760        51.64
                             ---------   -------------  ----------   ---------  --------   ----------
     Total.................        365   $ 144,732,768      100.00%  $ 396,528       759        54.93%
                             =========   =============  ==========

     No more than 49.1% of such reduced loan documentation group I loans were secured by mortgaged properties located in California.

     Approximately 13.1% of the group I loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP I LOANS


                                                                                    WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE    WEIGHTED
                                  GROUP I     PRINCIPAL     OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY TYPE                     LOANS       BALANCE         LOANS      BALANCE    SCORE    LTV RATIO
---------------------------      ---------   -------------  ----------   ---------  --------  ----------
Primary Residence..........            353   $ 140,679,418       97.20%  $ 398,525       759       54.77%
Second/Vacation............             12       4,053,350        2.80     337,779       766       60.70
                                 ---------   -------------  ----------   ---------  --------  ----------
     Total.................            365   $ 144,732,768      100.00%  $ 396,528       759       54.93%
                                 =========   =============  ==========


                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS


                                                                                   WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                  GROUP I    PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT     AVERAGE
PROPERTY TYPE                      LOANS      BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------    --------  -------------  ----------   ----------  --------   ----------
Single Family Detached.......         285   $112,135,631       77.48%  $  393,458       760        54.24%
Planned Unit Developments
(detached)...................          65     28,742,469       19.86      442,192       755        56.91
Condo Low-Rise (less than 5
(stories)....................           7      1,739,581        1.20      248,512       756        67.60
Two- to four-family Units....           4        923,570        0.64      230,892       761        45.00
Condo High-Rise (9 stories or
more)........................           2        710,047        0.49      355,023       754        51.50
Planned Unit Developments
(attached)...................           2        481,471        0.33      240,735       807        77.58
                                 --------  -------------  ----------   ----------  --------   ----------
    Total....................         365   $144,732,768      100.00%  $  396,528       759        54.93%
                                 ========  =============  ==========


       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP I LOANS

                                                                                   WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                  GROUP I    PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)              LOANS      BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------    --------  -------------  ----------   ----------  --------   ----------
4.095........................           1  $     355,179        0.25%  $  355,179       786        68.00%
4.220........................           4      1,717,352        1.19      429,338       744        62.87
4.345........................          16      6,638,774        4.59      414,923       772        55.73
4.470........................          28     13,338,369        9.22      476,370       766        59.45
4.570........................           1        497,154        0.34      497,154       806        53.00
4.595........................         119     51,461,828       35.56      432,452       760        56.32
4.620........................           1      1,057,730        0.73    1,057,730       754        15.00
4.720........................          84     35,359,984       24.43      420,952       762        52.49
                                 --------  -------------  ----------   ----------  --------   ----------
    Total....................         254  $ 110,426,370       76.30%  $  434,749       762        55.16%
                                 ========  =============  ==========

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group I was approximately 3.208741775%.

     The tables regarding the group II loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group II loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                 CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE        AVERAGE
                                 GROUP II    PRINCIPAL     OF GROUP    PRINCIPAL    LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS      BALANCE      II LOANS     BALANCE         RATIO
-----------------------------    --------  -------------  ----------   ---------    -------------
500 - 519....................           1  $     352,817        0.23%  $ 352,817            76.00%
580 - 599....................           1        427,348        0.27     427,348            80.00
600 - 619....................           1        124,920        0.08     124,920            74.00
620 - 639....................           4      1,383,506        0.89     345,877            77.99
640 - 659....................           7      2,173,012        1.39     310,430            55.57
660 - 679....................          23      9,453,025        6.06     411,001            67.89
680 - 699....................          22      8,616,990        5.52     391,681            65.13
700 - 719....................          42     16,243,393       10.41     386,747            68.80
720 - 739....................          37     16,107,060       10.32     435,326            64.71
740 - 759....................          28     11,780,563        7.55     420,734            66.63
760 - 779....................          72     30,459,537       19.53     423,049            65.38
780 - 799....................          77     30,872,126       19.79     400,937            63.44
800 or greater...............          65     27,642,883       17.72     425,275            63.55
                                 --------  -------------  ----------   ---------    -------------
Subtotal with Credit Score...         380  $ 155,637,179       99.77%  $ 409,572            65.24%
Not Available................           1        365,466        0.23     365,466            44.00
                                 --------  -------------  ----------   ---------    -------------
     Total..................          381  $ 156,002,645      100.00%  $ 409,456            65.19%
                                 ========  =============  ==========


As of March 1, 2005, the weighted average credit score of the group II loans was approximately 754.


For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


Group II loans indicated as having a credit score that is "Not Available" include certain group II loans where the credit score was not provided by the related seller and group II loans where no credit history can be obtained for the related mortgagor.

                      MORTGAGE RATES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
MORTGAGE RATES (%)        GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
5.500 - 5.624.........                 5  $  3,186,927            2.04%  $         637,385           754          57.36%
5.625 - 5.749.........                40    17,688,362           11.34             442,209           752          56.11
5.750 - 5.874.........               103    43,967,211           28.18             426,866           762          63.36
5.875 - 5.999.........               150    59,051,369           37.85             393,676           755          67.62
6.000 - 6.124.........                40    16,945,876           10.86             423,647           746          68.09
6.125 - 6.249.........                21     8,413,235            5.39             400,630           760          69.31
6.250 - 6.374.........                13     4,430,198            2.84             340,784           708          71.85
6.375 - 6.499.........                 3     1,011,713            0.65             337,238           723          67.35
6.500 - 6.624.........                 3       947,808            0.61             315,936           710          68.61
6.625 - 6.749.........                 1        95,693            0.06              95,693           795          70.00
6.750 - 6.874.........                 2       264,253            0.17             132,126           727          75.41
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............               381  $156,002,645          100.00%  $         409,456           754          65.19%
                          ==============  ============  ==============

As of March 1, 2005, the weighted average mortgage rate of the group II loans was approximately 5.8507% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS


                                                                                                                  WEIGHTED
                                                                                  AVERAGE        WEIGHTED          AVERAGE
ORIGINAL MORTAGE LOAN          NUMBER OF        PRINCIPAL     PERCENTAGE OF       PRINCIPAL       AVERAGE       LOAN-TO-VALUE
BALANCE ($)                  GROUP II LOANS      BALANCE      GROUP II LOANS       BALANCE      CREDIT SCORE        RATIO
-------------------------    --------------   -------------   --------------    -------------   -------------   -------------
   100,000 or less.......                 5   $     433,328             0.28%   $      86,666             757           48.75%
   100,001 - 200,000.....                37       5,388,273             3.45          145,629             734           60.32
   200,001 - 300,000.....                24       5,776,162             3.70          240,673             748           58.98
   300,001 - 400,000.....               130      47,405,401            30.39          364,657             752           67.27
   400,001 - 500,000.....               100      44,099,903            28.27          440,999             757           67.10
   500,001 - 600,000.....                44      23,853,115            15.29          542,116             755           62.64
   600,001 - 700,000.....                28      17,866,003            11.45          638,072             760           63.93
   700,001 - 800,000.....                 5       3,792,303             2.43          758,461             766           55.25
   800,001 - 900,000.....                 3       2,511,595             1.61          837,198             721           68.29
   900,001 - 1,000,000...                 5       4,876,562             3.13          975,312             763           65.09
                             --------------   -------------   --------------    -------------   -------------   -------------
     Total...............               381   $ 156,002,645           100.00%   $     409,456             754           65.19%
                             ==============   =============   ==============




                    ORIGINAL LTV RATIOS OF THE GROUP II LOANS




                                                                                              WEIGHTED
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE
ORIGINAL LTV RATIO (%)    GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE
------------------------  --------------  ------------  --------------   -----------------  ------------
00.01 - 50.00...........              64  $ 25,509,472           16.35%  $         398,586           768
50.01 - 55.00...........              26     9,010,990            5.78             346,577           759
55.01 - 60.00...........              40    16,538,516           10.60             413,463           759
60.01 - 65.00...........              57    24,047,934           15.42             421,894           748
65.01 - 70.00...........              48    20,157,771           12.92             419,954           745
70.01 - 75.00...........              39    14,741,029            9.45             377,975           757
75.01 - 80.00...........             102    44,561,289           28.56             436,875           750
85.01 - 90.00...........               4     1,259,111            0.81             314,778           747
90.01 - 95.00...........               1       176,532            0.11             176,532           700
                          --------------  ------------  --------------   -----------------  ------------
      Total.............             381  $156,002,645          100.00%  $         409,456           754
                          ==============  ============  ==============


The weighted average LTV ratio at origination of the group II loans was approximately 65.19%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
        STATE             GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Alabama...............                 1  $     95,693            0.06%  $          95,693           795          70.00%
Arizona...............                10     4,666,747            2.99             466,675           735          71.55
California............               179    76,188,597           48.84             425,635           758          62.36
Colorado..............                 9     3,376,638            2.16             375,182           751          70.86
Connecticut...........                 7     2,992,060            1.92             427,437           744          67.36
District of Columbia..                 4     2,141,950            1.37             535,487           765          75.62
Delaware..............                 2       795,160            0.51             397,580           743          80.00
Florida...............                13     3,073,834            1.97             236,449           754          71.84
Georgia...............                 7     2,924,410            1.87             417,773           748          78.96
Hawaii................                 1       573,515            0.37             573,515           708          66.00
Illinois..............                10     3,874,047            2.48             387,405           744          67.71
Louisiana.............                 1       497,809            0.32             497,809           738          80.00
Massachusetts.........                12     4,940,108            3.17             411,676           769          67.79
Maryland..............                15     5,895,740            3.78             393,049           763          67.63
Maine.................                 1       368,511            0.24             368,511           779          65.00
Michigan..............                 7     2,269,983            1.46             324,283           766          65.89
Missouri..............                 2       868,660            0.56             434,330           707          70.73
Mississippi...........                 1       339,989            0.22             339,989           689          80.00
Montana...............                 1       199,199            0.13             199,199           786          90.00
North Carolina........                 9     3,601,411            2.31             400,157           717          67.38
Nebraska..............                 1       368,123            0.24             368,123           786          39.00
New Hampshire.........                 3       729,503            0.47             243,168           736          69.21
New Jersey............                 3     1,203,383            0.77             401,128           712          58.50
New Mexico............                 2     1,169,667            0.75             584,834           786          74.49
Nevada................                 1       105,289            0.07             105,289           733          72.00
New York..............                14     5,948,372            3.81             424,884           759          56.73
Oklahoma..............                 2       522,221            0.33             261,110           732          78.39
Oregon................                 8     2,322,183            1.49             290,273           750          69.59
Pennsylvania..........                 3     1,309,268            0.84             436,423           741          78.36
Rhode Island..........                 2       859,604            0.55             429,802           665          77.91
South Carolina........                 1       483,684            0.31             483,684           765          51.00
Texas.................                18     6,646,443            4.26             369,247           760          66.88
Utah..................                 1       247,457            0.16             247,457           707          73.00
Virginia..............                26    12,371,082            7.93             475,811           758          65.65
Washington............                 4     2,032,306            1.30             508,077           717          60.98
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............               381  $156,002,645          100.00%  $         409,456           754          65.19%
                          ==============  ============  ==============

---------

     No more than 1.3% of the group II loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.2% of the group II loans were secured by mortgaged properties located in any one zip code area outside California.

                       LOAN PURPOSE OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE              GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Purchase..............                87  $ 38,939,369           24.96%  $         447,579           759          72.78%
Rate/Term Refinance...               218    89,748,388           57.53             411,690           756          63.82
Equity Refinance......                76    27,314,888           17.51             359,406           740          58.86
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............               381  $156,002,645          100.00%  $         409,456           754          65.19%
                          ==============  ============  ==============

  MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE        GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Full Documentation....               283  $127,052,119           81.44%  $         448,947           755          67.11%
Reduced Documentation.                98    28,950,526           18.56             295,414           752          56.72
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............               381  $156,002,645          100.00%  $         409,456           754          65.19%
                          ==============  ============  ==============


     No more than 54.2% of such reduced loan documentation group II loans were secured by mortgaged properties located in California.

     Approximately 13.9% of the group II loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
OCCUPANCY TYPE            GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Primary Residence.....               375  $153,267,697           98.25%  $         408,714           754          65.04%
Second/Vacation.......                 6     2,734,948            1.75             455,825           750          73.55
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............               381  $156,002,645          100.00%  $         409,456           754          65.19%
                          ==============  ============  ==============


                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS


                                                                                                                   WEIGHTED
                                                                                                     WEIGHTED       AVERAGE
                                    NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
PROPERTY TYPEE                   GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Single Family Detached.......               266  $105,181,153           67.42%  $         395,418           755          64.32%
Planned Unit Developments                    88    39,556,311           25.36             449,504           753          66.56
(detached)...................
Condo Low-Rise (less than 5                  12     4,494,714            2.88             374,560           757          66.79
(stories)....................
Two- to four-family Units....                 9     4,087,841            2.62             454,205           762          65.25
Planned Unit Developments                     3     1,327,870            0.85             442,623           722          71.74
(attached)...................
Condo Mid-Rise (5 to 8 stories)               2       946,477            0.61             473,239           706          80.00
Townhouse....................                 1       408,279            0.26             408,279           816          80.00
                                 --------------  ------------  --------------   -----------------  ------------  -------------
    Total....................               381  $156,002,645          100.00%  $         409,456           754          65.19%
                                 ==============  ============  ==============


       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP II LOANS

                                                                                                                   WEIGHTED
                                                                                                     WEIGHTED       AVERAGE
                                    NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
NET MORTGAGE RATE (%)            GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------    --------------  ------------  --------------   -----------------  ------------  -------------

5.220........................                 5  $  3,186,927            2.04%  $         637,385           754          57.36%
5.345........................                40    17,688,362           11.34             442,209           752          56.11
5.470........................               103    43,967,211           28.18             426,866           762          63.36
                                 --------------  ------------  --------------   -----------------  ------------  -------------
    Total....................               148  $ 64,842,500           41.57%  $         438,125           759          61.09%
                                 ==============  ============  ==============

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group II was approximately 1.388834322%.

     The tables regarding the group III loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group III loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                CREDIT SCORE DISTRIBUTION OF THE GROUP III LOANS

                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE        AVERAGE
                                 GROUP III    PRINCIPAL     OF GROUP    PRINCIPAL    LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS       BALANCE     III LOANS     BALANCE         RATIO
-----------------------------    ---------  -------------  ----------   ---------    -------------
540 - 559....................            1  $     209,730        0.11%  $ 209,730            90.00%
580 - 599....................            3      1,588,621        0.87     529,540            67.92
600 - 619....................            3      1,308,068        0.71     436,023            69.97
620 - 639....................            2        784,924        0.43     392,462            77.50
640 - 659....................            8      3,306,828        1.81     413,353            68.55
660 - 679....................           14      5,713,064        3.12     408,076            58.63
680 - 699....................           30     11,200,653        6.12     373,355            65.85
700 - 719....................           34     13,824,277        7.55     406,596            65.71
720 - 739....................           42     16,911,616        9.24     402,658            66.14
740 - 759....................           47     18,849,016       10.30     401,043            65.85
760 - 779....................           76     30,809,033       16.83     405,382            65.50
780 - 799....................          102     43,772,463       23.91     429,142            66.61
800 or greater...............           79     34,576,971       18.89     437,683            65.10
                                 ---------  -------------  ----------   ---------    -------------
Subtotal with Credit Score...          441  $ 182,855,264       99.89%  $ 414,638            65.80%
Not Available................            1        195,504        0.11     195,504            44.00
                                 ---------  -------------  ----------   ---------    -------------
     Total..................           442  $ 183,050,768      100.00%  $ 414,142            65.77%
                                 =========  =============  ==========


As of March 1, 2005, the weighted average credit score of the group III loans was approximately 758.


For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


Group III loans indicated as having a credit score that is "Not Available" include certain group III loans where the credit score was not provided by the related seller and group III loans where no credit history can be obtained for the related mortgagor.

                      MORTGAGE RATES OF THE GROUP III LOANS


                                                                                      WEIGHTED      WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      AVERAGE       AVERAGE
                                 GROUP III    PRINCIPAL     OF GROUP    PRINCIPAL     CREDIT     LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS       BALANCE     III LOANS     BALANCE       SCORE         RATIO
----------------------           ---------  -------------  ----------   ---------    ----------  -------------
5.125 - 5.249.........                   1  $     448,318        0.24%  $ 448,318           768          70.00%
5.250 - 5.374.........                  10      4,813,050        2.63     481,305           781          58.02
5.375 - 5.499.........                  26     12,416,454        6.78     477,556           759          63.65
5.500 - 5.624.........                  78     36,849,589       20.13     472,431           758          62.80
5.625 - 5.749.........                 157     63,793,629       34.85     406,329           767          65.39
5.750 - 5.874.........                 114     47,014,440       25.68     412,407           753          68.61
5.875 - 5.999.........                  48     15,728,584        8.59     327,679           736          68.82
6.000 - 6.124.........                   2        368,104        0.20     184,052           650          79.56
6.125 - 6.249.........                   5      1,500,640        0.82     300,128           729          70.48
6.250 - 6.374.........                   1        117,960        0.06     117,960           641          85.00
                                 ---------  -------------  ----------   ---------    ----------  -------------
     Total............                 442  $ 183,050,768      100.00%  $ 414,142           758             65.77%
                                 =========  =============  ==========

As of March 1, 2005, the weighted average mortgage rate of the group III loans was approximately 5.6314% per annum.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP III LOANS


                                                                                      WEIGHTED      WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      AVERAGE       AVERAGE
ORIGINAL MORTGAGE LOAN           GROUP III    PRINCIPAL     OF GROUP    PRINCIPAL     CREDIT     LOAN-TO-VALUE
BALANCE ($)                        LOANS       BALANCE     III LOANS     BALANCE       SCORE         RATIO
-----------------------------    ---------  -------------  ----------   ---------    ----------  -------------

   100,000 or less...........            8  $     530,707        0.29%  $  66,338           780          64.78%
   100,001 - 200,000.........           31      4,866,476        2.66     156,983           732          68.19
   200,001 - 300,000.........           38      9,073,213        4.96     238,769           739          63.41
   300,001 - 400,000.........          145     52,361,632       28.60     361,115           758          67.14
   400,001 - 500,000.........          117     51,625,825       28.20     441,246           764          68.00
   500,001 - 600,000.........           47     25,322,009       13.83     538,766           762          64.66
   600,001 - 700,000.........           31     19,415,941       10.61     626,321           770          63.95
   700,001 - 800,000.........           17     12,454,894        6.80     732,641           744          59.98
   800,001 - 900,000.........            2      1,707,142        0.93     853,571           771          69.10
   900,001 - 1,000,000.......            6      5,692,930        3.11     948,822           723          57.68
                                 ---------  -------------  ----------   ---------    ----------  -------------
     Total...................          442  $ 183,050,768      100.00%  $ 414,142           758          65.77%
                                 =========  =============  ==========




                   ORIGINAL LTV RATIOS OF THE GROUP III LOANS


                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE        AVERAGE
                                 GROUP III    PRINCIPAL     OF GROUP    PRINCIPAL    LOAN-TO-VALUE
ORIGINAL LTV RATIO (%)             LOANS       BALANCE     III LOANS     BALANCE         RATIO
------------------------         ---------  -------------  ----------   ---------    -------------
00.01 - 50.00...........                61  $  24,493,245       13.38%  $ 401,529              763
50.01 - 55.00...........                28     13,954,850        7.62     498,388              759
55.01 - 60.00...........                38     16,165,058        8.83     425,396              743
60.01 - 65.00...........                57     25,726,118       14.05     451,335              760
65.01 - 70.00...........                71     29,339,290       16.03     413,229              760
70.01 - 75.00...........                67     26,824,112       14.65     400,360              758
75.01 - 80.00...........               108     43,840,770       23.95     405,933              761
80.01 - 85.00...........                 5        988,280        0.54     197,656              676
85.01 - 90.00...........                 5      1,186,695        0.65     237,339              720
90.01 - 95.00...........                 2        532,351        0.29     266,175              761
                                 ---------  -------------  ----------   ---------    -------------
      Total.............               442  $ 183,050,768      100.00%  $ 414,142              758
                                 =========  =============  ==========   =========


The weighted average LTV ratio at origination of the group III loans was approximately 65.77%.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP III LOANS


                                                                                                              WEIGHTED
                                                                                                WEIGHTED       AVERAGE
                             NUMBER OF      PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
        STATE             GROUP III LOANS    BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    ---------------  ------------  --------------   -----------------  ------------  -------------
Alabama...............                  4  $    749,122            0.41%  $         187,280           757          87.79%
Arkansas..............                  1       152,043            0.08             152,043           727          86.00
Arizona...............                 10     4,080,883            2.23             408,088           758          70.91
California............                205    89,943,353           49.14             438,748           763          62.89
Colorado..............                 14     6,190,095            3.38             442,150           780          69.64
Connecticut...........                  9     4,134,593            2.26             459,399           759          57.09
District of Columbia..                  4     2,473,094            1.35             618,273           745          67.13
Florida...............                  8     2,229,763            1.22             278,720           720          66.81
Georgia...............                  7     2,610,518            1.43             372,931           728          78.38
Hawaii................                  2     1,356,386            0.74             678,193           710          65.00
Iowa..................                  1       199,524            0.11             199,524           758          73.00
Illinois..............                 10     4,965,171            2.71             496,517           774          67.07
Indiana...............                  1       331,716            0.18             331,716           686          80.00
Kentucky..............                  1       162,005            0.09             162,005           643          79.00
Louisiana.............                  1       136,520            0.07             136,520           690          95.00
Massachusetts.........                 16     6,344,993            3.47             396,562           762          72.26
Maryland..............                 10     4,146,340            2.27             414,634           767          69.94
Michigan..............                  3     1,146,114            0.63             382,038           787          67.90
Minnesota.............                  4     1,587,790            0.87             396,947           771          69.85
Montana...............                  2       820,828            0.45             410,414           809          40.60
North Carolina........                 15     6,743,636            3.68             449,576           751          68.69
New Hampshire.........                  1       444,381            0.24             444,381           755          79.00
New Jersey............                 15     4,645,850            2.54             309,723           740          64.12
New Mexico............                  4     1,018,241            0.56             254,560           792          56.78
Nevada................                  2       547,128            0.30             273,564           745          69.00
New York..............                 21     9,846,386            5.38             468,876           732          65.05
Ohio..................                  1       387,152            0.21             387,152           737          66.00
Oklahoma..............                  1       305,971            0.17             305,971           723          64.00
Oregon................                  7     1,939,637            1.06             277,091           769          62.80
Pennsylvania..........                  4     1,611,100            0.88             402,775           771          78.57
Rhode Island..........                  1       420,168            0.23             420,168           690          80.00
South Carolina........                  8     4,013,857            2.19             501,732           731          61.28
Tennessee.............                  4       713,912            0.39             178,478           656          74.43
Texas.................                 10     3,186,594            1.74             318,659           747          70.57
Utah..................                  2       681,146            0.37             340,573           737          76.73
Virginia..............                 20     9,181,748            5.02             459,087           763          75.26
Vermont...............                  1       253,094            0.14             253,094           711          61.00
Washington............                 12     3,349,915            1.83             279,160           768          67.81
                          ---------------  ------------  --------------   -----------------  ------------  -------------
     Total............                442  $183,050,768          100.00%  $         414,142           758          65.77%
                          ===============  ============  ==============


---------

     No more than 1.2% of the group III loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.9% of the group III loans were secured by mortgaged properties located in any one zip code area outside California.

                       LOAN PURPOSE OF THE GROUP III LOANS


                                                                                                              WEIGHTED
                                                                                                WEIGHTED       AVERAGE
                             NUMBER OF      PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE              GROUP III LOANS    BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    ---------------  ------------  --------------   -----------------  ------------  -------------
Purchase..............                 97  $ 41,279,037           22.55%  $         425,557           763          72.45%
Rate/Term Refinance...                267   110,553,428           60.39             414,058           761          65.22
Equity Refinance......                 78    31,218,303           17.05             400,235           740          58.89
                          ---------------  ------------  --------------   -----------------  ------------  -------------
     Total............                442  $183,050,768          100.00%  $         414,142           758          65.77%
                          ===============  ============  ==============


 MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP III LOANS


                                                                                                               WEIGHTED
                                                                                                WEIGHTED       AVERAGE
                             NUMBER OF       PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE        GROUP III LOANS     BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    ---------------  ------------   ---------------   -----------------  ------------  -------------
Full Documentation....                319  $141,001,364             77.03%  $         442,011           759          67.35%
Reduced Documentation.                123    42,049,404             22.97             341,865           755          60.47
                          ---------------  ------------   ---------------   -----------------  ------------  -------------
     Total............                442  $183,050,768            100.00%  $         414,142           758          65.77%
                          ===============  ============   ===============


     No more than 48.5% of such reduced loan documentation group III loans were secured by mortgaged properties located in California.

     Approximately 12.6% of the group III loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                     OCCUPANCY TYPES OF THE GROUP III LOANS


                                                                                                               WEIGHTED
                                                                                                WEIGHTED       AVERAGE
                             NUMBER OF       PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
OCCUPANCY TYPE            GROUP III LOANS     BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    ---------------  ------------   ---------------   -----------------  ------------  -------------
Primary Residence.....                434  $179,736,588             98.19%  $         414,140           758          65.65%
Second/Vacation.......                  8     3,314,180              1.81             414,272           785          72.40
                          ---------------  ------------   ---------------   -----------------  ------------  -------------
     Total............                442  $183,050,768            100.00%  $         414,142           758          65.77%
                          ===============  ============   ===============


                 MORTGAGED PROPERTY TYPES OF THE GROUP III LOANS


                                                                                                                     WEIGHTED
                                                                                                      WEIGHTED       AVERAGE
                                   NUMBER OF       PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
PROPERTY TYPE                   GROUP III LOANS     BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------   ---------------  ------------   ---------------   -----------------  ------------  -------------
Single Family Detached.......               334  $137,200,129             74.95%  $         410,779           756          64.79%
Planned Unit Developments
(detached)...................                83    35,485,015             19.39             427,530           760          68.54
Condo Low-Rise (less than 5
(stories)....................                 8     3,398,110              1.86             424,764           774          68.17
Planned Unit Developments
(attached)...................                 8     3,371,423              1.84             421,428           778          69.29
Townhouse....................                 5     2,026,091              1.11             405,218           742          73.66
Two- to four-family Units....                 3     1,075,587              0.59             358,529           773          72.09
Condo High-Rise (9 stories or
more)........................                 1       494,413              0.27             494,413           824          52.00
                                ---------------  ------------   ---------------   -----------------  ------------  -------------
    Total....................               442  $183,050,768            100.00%  $         414,142           758          65.77%
                                ===============  ============   ===============


      NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP III LOANS

                                                                                                                     WEIGHTED
                                                                                                      WEIGHTED       AVERAGE
                                   NUMBER OF       PRINCIPAL     PERCENTAGE OF    AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
NET MORTGAGE RATE (%)           GROUP III LOANS     BALANCE     GROUP III LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------   ---------------  ------------   ---------------   -----------------  ------------  -------------
4.845........................                 1  $    448,318              0.24%  $         448,318           768          70.00%
4.970........................                10     4,813,050              2.63             481,305           781          58.02
5.095........................                26    12,416,454              6.78             477,556           759          63.65
5.220........................                77    35,860,559             19.59             465,722           757          62.91
                                ---------------  ------------   ---------------   -----------------  ------------  -------------
    Total....................               114  $ 53,538,381             29.25%  $         469,635           760          62.70%
                                ===============  ============   ===============


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group III was approximately 1.611515020%.

     The decrement tables for the Class I-A-P, Class II-A-P and Class III-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS I-A-P CERTIFICATES
                                                --------------------------------
                                                 0%    100%   250%   400%   500%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     95     89     83     79
April 2007 ...................................   97     88     75     63     55
April 2008 ...................................   96     81     63     47     38
April 2009 ...................................   94     75     52     35     26
April 2010 ...................................   92     69     44     26     18
April 2011 ...................................   90     64     36     19     12
April 2012 ...................................   88     59     30     14      8
April 2013 ...................................   86     54     25     11      6
April 2014 ...................................   84     49     21      8      4
April 2015 ...................................   82     45     17      6      3
April 2016 ...................................   79     41     14      4      2
April 2017 ...................................   77     37     12      3      1
April 2018 ...................................   74     34     10      2      1
April 2019 ...................................   71     31      8      2      1
April 2020 ...................................   68     27      6      1      *
April 2021 ...................................   64     25      5      1      *
April 2022 ...................................   61     22      4      1      *
April 2023 ...................................   57     19      3      *      *
April 2024 ...................................   53     17      3      *      *
April 2025 ...................................   49     15      2      *      *
April 2026 ...................................   45     13      2      *      *
April 2027 ...................................   40     11      1      *      *
April 2028 ...................................   35      9      1      *      *
April 2029 ...................................   30      7      1      *      *
April 2030 ...................................   25      5      *      *      *
April 2031 ...................................   19      4      *      *      *
April 2032 ...................................   13      2      *      *      *
April 2033 ...................................    6      1      *      *      *
April 2034 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  18.3   10.5   5.8    3.8    3.1

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS II-A-P CERTIFICATES
                                                --------------------------------
                                                 0%    100%   250%   400%   500%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     95     89     83     79
April 2007 ...................................   97     88     75     63     55
April 2008 ...................................   95     81     62     47     38
April 2009 ...................................   94     75     52     35     26
April 2010 ...................................   92     69     43     26     18
April 2011 ...................................   90     63     36     19     12
April 2012 ...................................   88     58     30     14      8
April 2013 ...................................   86     53     25     11      6
April 2014 ...................................   83     49     21      8      4
April 2015 ...................................   81     45     17      6      3
April 2016 ...................................   78     41     14      4      2
April 2017 ...................................   76     37     11      3      1
April 2018 ...................................   73     33      9      2      1
April 2019 ...................................   70     30      8      2      1
April 2020 ...................................   67     27      6      1      *
April 2021 ...................................   63     24      5      1      *
April 2022 ...................................   60     21      4      1      *
April 2023 ...................................   56     19      3      *      *
April 2024 ...................................   52     17      3      *      *
April 2025 ...................................   48     14      2      *      *
April 2026 ...................................   44     12      2      *      *
April 2027 ...................................   39     10      1      *      *
April 2028 ...................................   34      8      1      *      *
April 2029 ...................................   29      7      1      *      *
April 2030 ...................................   24      5      *      *      *
April 2031 ...................................   18      4      *      *      *
April 2032 ...................................   12      2      *      *      *
April 2033 ...................................    6      1      *      *      *
April 2034 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  18.1   10.4   5.7    3.8    3.1

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS III-A-P CERTIFICATES
                                                --------------------------------
                                                 0%    100%   250%   400%   500%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   95     91     86     81     77
April 2007 ...................................   89     81     69     59     52
April 2008 ...................................   84     71     55     42     34
April 2009 ...................................   78     62     44     29     22
April 2010 ...................................   72     54     34     21     14
April 2011 ...................................   65     46     26     14      9
April 2012 ...................................   58     39     20     10      6
April 2013 ...................................   51     32     15      6      3
April 2014 ...................................   43     25     11      4      2
April 2015 ...................................   35     20      7      3      1
April 2016 ...................................   27     14      5      1      1
April 2017 ...................................   18      9      3      1      *
April 2018 ...................................    9      4      1      *      *
April 2019 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  7.8    6.0    4.3    3.2    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

     o the Class I-A-P, Class II-A-P and Class III-A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each group I loan, group II loan and group III loan has been based on its outstanding balance and interest rate as of March 1, 2005, and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP I LOANS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   65,214,271.29   $  93,128,086.05
Weighted average mortgage rate .................         5.7038660473%            5.9551%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  360                359
Weighted average remaining term
to maturity (months) ...........................                  347                347

                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP II LOANS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   53,549,586.26   $ 131,614,416.01
Weighted average mortgage rate .................         5.4454040031%            5.7119%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  359                360
Weighted average remaining term
to maturity (months) ...........................                  346                347

                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP III LOANS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  110,636,628.01   $  34,328,585.10
Weighted average mortgage rate .................         4.8777845640%            5.2472%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  179                180
Weighted average remaining term
to maturity (months) ...........................                  167                167

The pre-tax yield to maturity tables for the Class I-A-P, Class II-A-P and Class III-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$638,448 ..................     2.0%     3.7%     7.0%    10.7%    13.2%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$611,082 ..................     2.0%     3.7%     7.0%    10.7%    13.2%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                 PRE-TAX YIELD TO MATURITY OF THE CLASS III-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$2,699,361 ................     3.7%     4.9%     7.0%     9.4%    11.2%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $41,837,077         142,330    $38,092,093
Period of Delinquency
..................30 to 59 days          2,081        485,414          2,147       488,965           1,968        469,058
..................60 to 89 days            297         66,720            336        72,625             327         75,698
................90 days or more            301         69,148            307        68,860             333         76,136
Foreclosures Pending..........            419        100,940            340        81,219             350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130   $   711,669           2,978    $   712,856
Percent of Loan
    Portfolio.................         1.943%         1.728%         1.996%        1.701%          2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336   $ 19,562,648         51,674    $17,633,235
Period of Delinquency
..................30 to 59 days          1,391        350,118            813        202,438            354        101,882
..................60 to 89 days            256         59,355            180         37,722             80         18,514
................90 days or more            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465   $    350,233            672    $   174,585
Percent of Loan
    Portfolio.................         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  -----------    -----------    -----------   ------------    -----------    -----------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442   $ 5,424,670          26,174    $ 4,923,160
Period of Delinquency
..................30 to 59 days            476         87,173            481        80,450             436         72,245
..................60 to 89 days             72         13,317             85        14,464              71         13,138
................90 days or more             68         14,146             57        12,443              64         12,292
Foreclosures Pending..........            113         23,846             87        17,435              79         22,361
Total Delinquent Loans........            729    $   138,482            710   $   124,791             650    $   120,036
Percent of Loan
    Portfolio.................         2.309%         2.416%         2.412%        2.300%          2.483%         2.438%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  -----------    -----------    -----------   ------------    -----------    -----------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         20,813    $ 4,388,764         15,134   $  3,902,833         12,980    $ 3,701,651
Period of Delinquency
..................30 to 59 days            303         56,489            221         45,326             80         18,542
..................60 to 89 days             62         12,354             38          7,098             21          4,011
................90 days or more             66         16,163             55          9,585             15          2,980
Foreclosures Pending..........             68         14,099             53         11,232             26          5,253
Total Delinquent Loans........            499    $    99,105            367   $     73,241            142    $    30,786
Percent of Loan
    Portfolio.................         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance .       $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans ..........       $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans       $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio ....                   0.088%               0.043%                0.031%
Gross Loss ................       $           6,022    $          16,608     $           9,085
Gross Loss Ratio ..........                   0.014%               0.040%                0.022%
Covered Loss ..............       $           3,549    $           6,438     $           5,451
Net Loss ..................       $           2,473    $          10,170     $           3,633
Net Loss Ratio ............                   0.006%               0.024%                0.009%
Excess Recovery ...........       $             333    $              39     $               5

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $      29,652,506    $      19,562,648     $      17,633,235
Average Portfolio Balance .       $      34,185,451    $      23,080,737     $      17,999,485
Foreclosed Loans ..........       $          13,924    $           9,435     $           2,109
Liquidated Foreclosed Loans       $          30,193    $          28,302     $          16,609
Foreclosed Loans Ratio ....                   0.047%               0.048%                0.012%
Gross Loss ................       $           5,871    $           5,331     $           2,922
Gross Loss Ratio ..........                   0.017%               0.023%                0.016%
Covered Loss ..............       $           3,056    $           4,219     $           1,648
Net Loss ..................       $           2,816    $           1,112     $           1,274
Net Loss Ratio ............                   0.008%               0.005%                0.007%
Excess Recovery ...........       $             108    $              18     $              68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance .       $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans ..........       $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans       $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio ....                   0.134%               0.051%                0.017%
Gross Loss ................       $           1,142    $           4,343     $           1,657
Gross Loss Ratio ..........                   0.018%               0.079%                0.032%
Covered Loss ..............       $             561    $             895     $           1,202
Net Loss ..................       $             581    $           3,449     $             456
Net Loss Ratio ............                   0.009%               0.063%                0.009%
Excess Recovery ...........       $             148    $              25     $               0

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       4,388,764    $       3,902,833     $       3,701,651
Average Portfolio Balance .       $       4,572,334    $       4,082,685     $       3,702,764
Foreclosed Loans ..........       $           3,323    $           2,051     $             798
Liquidated Foreclosed Loans       $           3,685    $           5,319     $           2,680
Foreclosed Loans Ratio ....                   0.076%               0.053%                0.022%
Gross Loss ................       $           1,047    $           1,473     $             581
Gross Loss Ratio ..........                   0.023%               0.036%                0.016%
Covered Loss ..............       $             462    $             884     $             227
Net Loss ..................       $             585    $             589     $             353
Net Loss Ratio ............                   0.013%               0.014%                0.010%
Excess Recovery ...........       $               0    $               0     $              15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class I-A-P, Class II-A-P and Class III-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P, Class II-A-P and Class III-A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XLP6    15,000,000.00  14,036,841.26     5.500000  %    126,261.43
I-A-2   76111XLQ4    25,025,000.00  25,025,000.00     6.000000  %          0.00
I-A-3   76111XLR2     2,275,000.00   2,275,000.00     0.000000  %          0.00
I-A-4   76111XLS0    78,697,000.00  71,559,555.44     5.500000  %    935,654.63
I-A-5   76111XLT8    32,459,826.00  32,459,826.00     5.500000  %          0.00
I-A-6   76111XLU5    17,050,758.00  17,050,758.00     5.500000  %          0.00
II-A-1  76111XLV3   114,643,000.00 109,978,000.82     5.750000  %  1,682,873.56
II-A-2  76111XLW1    15,430,989.00  15,430,989.00     5.750000  %          0.00
II-A-3  76111XLX9    17,415,332.00  17,415,332.00     5.750000  %          0.00
II-A-4  76111XLY7     1,111,000.00   1,111,000.00     0.000000  %          0.00
II-A-5  76111XLZ4    25,553,000.00  25,553,000.00     6.000000  %          0.00
II-A-6  76111XMA8    16,586,031.00  16,141,745.35     0.000000  %    160,273.67
III-A-  76111XMB6    14,818,291.00  14,818,291.00     4.750000  %          0.00
III-A-  76111XMC4     9,025,000.00   9,025,000.00     4.500000  %          0.00
III-A-  76111XMD2    58,564,000.00  55,436,697.85     5.000000  %    657,547.51
III-A-  76111XME0    38,191,000.00  35,063,697.85     4.500000  %    657,547.51
III-A-  76111XMF7    19,466,311.00  19,466,311.00     4.500000  %          0.00
III-A-  76111XMG5     8,118,311.00   8,118,311.00     5.000000  %          0.00
III-A-  76111XMH3     1,395,000.00   1,336,118.90     4.750000  %     12,380.36
I-A-P   76111XMW0       930,315.68     916,434.65     0.000000  %      1,209.74
I-A-V   76111XMX8             0.00           0.00     0.074908  %          0.00
II-A-P  76111XMY6       876,547.73     869,264.17     0.000000  %      1,148.88
II-A-V  76111XMZ3             0.00           0.00     0.094324  %          0.00
III-A-  76111XNA7     3,724,986.88   3,613,586.82     0.000000  %     20,529.49
III-A-  76111XNB5             0.00           0.00     0.039547  %          0.00
R-I     76111XMJ9           100.00           0.00     5.500000  %          0.00
R-II    76111XMK6           100.00           0.00     5.250000  %          0.00
R-III   76111XML4           100.00           0.00     4.750000  %          0.00
M-1     76111XMM2     5,024,964.00   4,992,615.24     5.368067  %      5,501.37
M-2     76111XMN0     1,674,800.00   1,664,018.29     5.368066  %      1,833.58
M-3     76111XMP5       744,300.00     739,508.49     5.368068  %        814.87
III-M-  76111XMQ3       775,087.00     757,100.34     4.750000  %      3,053.05
III-M-  76111XMR1       310,000.00     302,806.14     4.750000  %      1,221.08
III-M-  76111XMS9       232,500.00     227,104.61     4.750000  %        915.81
B-1     76111XMT7       744,400.00     739,607.84     5.368061  %        814.97
B-2     76111XMU4       558,200.00     554,606.53     5.368065  %        611.13
B-3     76111XMV2       372,265.41     369,868.91     5.368075  %        407.56
III-B-  76111XNC3       155,000.00     151,403.07     4.750000  %        610.54
III-B-  76111XND1        77,500.00      75,701.54     4.750000  %        305.27
III-B-  76111XNE9       155,098.58     151,499.36     4.750000  %        610.93

-------------------------------------------------------------------------------
                  527,181,114.28   507,426,601.47                  4,272,126.94
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      64,335.52    190,596.95            0.00       0.00     13,910,579.83
I-A-2     125,125.00    125,125.00            0.00       0.00     25,025,000.00
I-A-3           0.00          0.00            0.00       0.00      2,275,000.00
I-A-4     327,981.30  1,263,635.93            0.00       0.00     70,623,900.81
I-A-5     148,774.20    148,774.20            0.00       0.00     32,459,826.00
I-A-6      78,149.31     78,149.31            0.00       0.00     17,050,758.00
II-A-1    526,977.92  2,209,851.48            0.00       0.00    108,295,127.26
II-A-2     73,940.16     73,940.16            0.00       0.00     15,430,989.00
II-A-3     83,448.47     83,448.47            0.00       0.00     17,415,332.00
II-A-4          0.00          0.00            0.00       0.00      1,111,000.00
II-A-5    127,765.00    127,765.00            0.00       0.00     25,553,000.00
II-A-6          0.00    160,273.67            0.00       0.00     15,981,471.68
III-A-1    58,655.74     58,655.74            0.00       0.00     14,818,291.00
III-A-2    33,843.75     33,843.75            0.00       0.00      9,025,000.00
III-A-3   230,986.24    888,533.75            0.00       0.00     54,779,150.34
III-A-4   131,488.87    789,036.38            0.00       0.00     34,406,150.34
III-A-5    72,998.67     72,998.67            0.00       0.00     19,466,311.00
III-A-6    33,826.30     33,826.30            0.00       0.00      8,118,311.00
III-A-7     5,288.80     17,669.16            0.00       0.00      1,323,738.54
I-A-P           0.00      1,209.74            0.00       0.00        915,224.91
I-A-V      10,462.31     10,462.31            0.00       0.00              0.00
II-A-P          0.00      1,148.88            0.00       0.00        868,115.29
II-A-V     15,035.30     15,035.30            0.00       0.00              0.00
III-A-P         0.00     20,529.49            0.00       0.00      3,593,057.33
III-A-V     4,895.43      4,895.43            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1        22,333.91     27,835.28            0.00       0.00      4,987,113.87
M-2         7,443.80      9,277.38            0.00       0.00      1,662,184.71
M-3         3,308.11      4,122.98            0.00       0.00        738,693.62
III-M-1     2,996.86      6,049.91            0.00       0.00        754,047.29
III-M-2     1,198.61      2,419.69            0.00       0.00        301,585.06
III-M-3       898.96      1,814.77            0.00       0.00        226,188.80
B-1         3,308.55      4,123.52            0.00       0.00        738,792.87
B-2         2,480.97      3,092.10            0.00       0.00        553,995.40
B-3         1,654.57      2,062.13            0.00       0.00        369,461.35
III-B-1       599.30      1,209.84            0.00       0.00        150,792.53
III-B-2       299.65        604.92            0.00       0.00         75,396.27
III-B-3       599.68      1,210.61            0.00       0.00        150,888.43

-------------------------------------------------------------------------------
        2,201,101.26  6,473,228.20            0.00       0.00    503,154,474.53
===============================================================================



























































Run:        04/26/05     10:32:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   935.789418    8.417429     4.289035    12.706464   0.000000  927.371989
I-A-2  1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
I-A-3  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-4   909.304744   11.889330     4.167647    16.056977   0.000000  897.415414
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  959.308469   14.679253     4.596686    19.275939   0.000000  944.629216
II-A-2 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-3 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-4 1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
II-A-5 1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
II-A-6  973.213263    9.663173     0.000000     9.663173   0.000000  963.550091
III-A- 1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A-  946.600264   11.227845     3.944168    15.172013   0.000000  935.372419
III-A-  918.114159   17.217342     3.442928    20.660270   0.000000  900.896817
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A- 1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
III-A-  957.791327    8.874810     3.791254    12.666064   0.000000  948.916517
I-A-P   985.079231    1.300354     0.000000     1.300354   0.000000  983.778876
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  991.690626    1.310687     0.000000     1.310687   0.000000  990.379939
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
III-A-  970.093838    5.511292     0.000000     5.511292   0.000000  964.582546
III-A-    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     993.562390    1.094808     4.444591     5.539399   0.000000  992.467582
M-2     993.562388    1.094805     4.444590     5.539395   0.000000  992.467582
M-3     993.562396    1.094814     4.444592     5.539406   0.000000  992.467582
III-M-  976.794011    3.938977     3.866482     7.805459   0.000000  972.855034
III-M-  976.794002    3.938968     3.866484     7.805452   0.000000  972.855034
III-M-  976.794002    3.938968     3.866495     7.805463   0.000000  972.855034
B-1     993.562383    1.094801     4.444586     5.539387   0.000000  992.467582
B-2     993.562387    1.094805     4.444590     5.539395   0.000000  992.467582
B-3     993.562393    1.094810     4.444598     5.539408   0.000000  992.467582
III-B-  976.794002    3.938968     3.866452     7.805420   0.000000  972.855034
III-B-  976.794002    3.938968     3.866452     7.805420   0.000000  972.855034
III-B-  976.794011    3.938979     3.866444     7.805423   0.000000  972.855032

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      105,687.19
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    22,798.05

SUBSERVICER ADVANCES THIS MONTH                                        6,710.73
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,178,156.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     503,154,474.52

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,228

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,277,317.12

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.88622820 %     0.40255820 %
CURRENT PREPAYMENT PERCENTAGE                76.93711500 %    23.06288500 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.87159990 %     0.40530830 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            3,100,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,291,654.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.51201200
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              297.06

POOL TRADING FACTOR:                                                95.44243162


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       34,904.99
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,863.31

SUBSERVICER ADVANCES THIS MONTH                                        6,710.73
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,178,156.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     166,534,546.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          404

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      886,971.14

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.43297300 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.41922800 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.85404613
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.70

POOL TRADING FACTOR:                                                94.75979308


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,858.69
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,115.47

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     189,431,020.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          455

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,634,797.31

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.48893500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.46716600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63586668
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.50

POOL TRADING FACTOR:                                                96.43738076


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,923.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,819.27

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     147,188,907.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          369

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      755,548.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.85074500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.84474500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,569,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.96562412
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              170.00

POOL TRADING FACTOR:                                                94.95557121

Run:        04/26/05     10:57:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XLP6    15,000,000.00  13,910,579.83     5.500000  %    300,332.92
I-A-2   76111XLQ4    25,025,000.00  25,025,000.00     6.000000  %          0.00
I-A-3   76111XLR2     2,275,000.00   2,275,000.00     0.000000  %          0.00
I-A-4   76111XLS0    78,697,000.00  70,623,900.81     5.500000  %  2,225,603.65
I-A-5   76111XLT8    32,459,826.00  32,459,826.00     5.500000  %          0.00
I-A-6   76111XLU5    17,050,758.00  17,050,758.00     5.500000  %          0.00
II-A-1  76111XLV3   114,643,000.00 108,295,127.26     5.750000  %  1,699,086.42
II-A-2  76111XLW1    15,430,989.00  15,430,989.00     5.750000  %          0.00
II-A-3  76111XLX9    17,415,332.00  17,415,332.00     5.750000  %          0.00
II-A-4  76111XLY7     1,111,000.00   1,111,000.00     0.000000  %          0.00
II-A-5  76111XLZ4    25,553,000.00  25,553,000.00     6.000000  %          0.00
II-A-6  76111XMA8    16,586,031.00  15,981,471.68     0.000000  %    161,817.76
III-A-  76111XMB6    14,818,291.00  14,818,291.00     4.750000  %          0.00
III-A-  76111XMC4     9,025,000.00   9,025,000.00     4.500000  %          0.00
III-A-  76111XMD2    58,564,000.00  54,779,150.34     5.000000  %    330,361.21
III-A-  76111XME0    38,191,000.00  34,406,150.34     4.500000  %    330,361.21
III-A-  76111XMF7    19,466,311.00  19,466,311.00     4.500000  %          0.00
III-A-  76111XMG5     8,118,311.00   8,118,311.00     5.000000  %          0.00
III-A-  76111XMH3     1,395,000.00   1,323,738.54     4.750000  %      6,220.07
I-A-P   76111XMW0       930,315.68     915,224.91     0.000000  %      3,620.79
I-A-V   76111XMX8             0.00           0.00     0.074443  %          0.00
II-A-P  76111XMY6       876,547.73     868,115.29     0.000000  %      1,127.63
II-A-V  76111XMZ3             0.00           0.00     0.094240  %          0.00
III-A-  76111XNA7     3,724,986.88   3,593,057.33     0.000000  %     16,201.83
III-A-  76111XNB5             0.00           0.00     0.039702  %          0.00
R-I     76111XMJ9           100.00           0.00     5.500000  %          0.00
R-II    76111XMK6           100.00           0.00     5.250000  %          0.00
R-III   76111XML4           100.00           0.00     4.750000  %          0.00
M-1     76111XMM2     5,024,964.00   4,987,113.87     5.368069  %      5,510.74
M-2     76111XMN0     1,674,800.00   1,662,184.71     5.368068  %      1,836.71
M-3     76111XMP5       744,300.00     738,693.62     5.368077  %        816.25
III-M-  76111XMQ3       775,087.00     754,047.29     4.750000  %      3,085.01
III-M-  76111XMR1       310,000.00     301,585.06     4.750000  %      1,233.86
III-M-  76111XMS9       232,500.00     226,188.80     4.750000  %        925.40
B-1     76111XMT7       744,400.00     738,792.87     5.368070  %        816.37
B-2     76111XMU4       558,200.00     553,995.40     5.368074  %        612.16
B-3     76111XMV2       372,265.41     369,461.35     5.368085  %        408.25
III-B-  76111XNC3       155,000.00     150,792.53     4.750000  %        616.93
III-B-  76111XND1        77,500.00      75,396.27     4.750000  %        308.47
III-B-  76111XNE9       155,098.58     150,888.43     4.750000  %        617.32

-------------------------------------------------------------------------------
                  527,181,114.28   503,154,474.53                  5,091,520.96
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      63,756.82    364,089.74            0.00       0.00     13,610,246.91
I-A-2     125,125.00    125,125.00            0.00       0.00     25,025,000.00
I-A-3           0.00          0.00            0.00       0.00      2,275,000.00
I-A-4     323,692.88  2,549,296.53            0.00       0.00     68,398,297.16
I-A-5     148,774.20    148,774.20            0.00       0.00     32,459,826.00
I-A-6      78,149.31     78,149.31            0.00       0.00     17,050,758.00
II-A-1    518,914.15  2,218,000.57            0.00       0.00    106,596,040.84
II-A-2     73,940.16     73,940.16            0.00       0.00     15,430,989.00
II-A-3     83,448.47     83,448.47            0.00       0.00     17,415,332.00
II-A-4          0.00          0.00            0.00       0.00      1,111,000.00
II-A-5    127,765.00    127,765.00            0.00       0.00     25,553,000.00
II-A-6          0.00    161,817.76            0.00       0.00     15,819,653.92
III-A-1    58,655.74     58,655.74            0.00       0.00     14,818,291.00
III-A-2    33,843.75     33,843.75            0.00       0.00      9,025,000.00
III-A-3   228,246.46    558,607.67            0.00       0.00     54,448,789.13
III-A-4   129,023.06    459,384.27            0.00       0.00     34,075,789.13
III-A-5    72,998.67     72,998.67            0.00       0.00     19,466,311.00
III-A-6    33,826.30     33,826.30            0.00       0.00      8,118,311.00
III-A-7     5,239.80     11,459.87            0.00       0.00      1,317,518.47
I-A-P           0.00      3,620.79            0.00       0.00        911,604.12
I-A-V      10,331.04     10,331.04            0.00       0.00              0.00
II-A-P          0.00      1,127.63            0.00       0.00        866,987.66
II-A-V     14,876.59     14,876.59            0.00       0.00              0.00
III-A-P         0.00     16,201.83            0.00       0.00      3,576,855.50
III-A-V     4,869.78      4,869.78            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1        22,309.31     27,820.05            0.00       0.00      4,981,603.13
M-2         7,435.60      9,272.31            0.00       0.00      1,660,348.00
M-3         3,304.47      4,120.72            0.00       0.00        737,877.37
III-M-1     2,984.77      6,069.78            0.00       0.00        750,962.28
III-M-2     1,193.77      2,427.63            0.00       0.00        300,351.20
III-M-3       895.33      1,820.73            0.00       0.00        225,263.40
B-1         3,304.91      4,121.28            0.00       0.00        737,976.50
B-2         2,478.24      3,090.40            0.00       0.00        553,383.24
B-3         1,652.75      2,061.00            0.00       0.00        369,053.10
III-B-1       596.89      1,213.82            0.00       0.00        150,175.60
III-B-2       298.44        606.91            0.00       0.00         75,087.80
III-B-3       597.27      1,214.59            0.00       0.00        150,271.11

-------------------------------------------------------------------------------
        2,182,528.93  7,274,049.89            0.00       0.00    498,062,953.57
===============================================================================



























































Run:        04/26/05     10:57:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   927.371989   20.022195     4.250455    24.272650   0.000000  907.349794
I-A-2  1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
I-A-3  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-4   897.415414   28.280667     4.113154    32.393821   0.000000  869.134747
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  944.629216   14.820673     4.526348    19.347021   0.000000  929.808543
II-A-2 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-3 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-4 1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
II-A-5 1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
II-A-6  963.550091    9.756268     0.000000     9.756268   0.000000  953.793823
III-A- 1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A-  935.372419    5.641029     3.897385     9.538414   0.000000  929.731390
III-A-  900.896817    8.650237     3.378363    12.028600   0.000000  892.246580
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A- 1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
III-A-  948.916518    4.458832     3.756129     8.214961   0.000000  944.457687
I-A-P   983.778872    3.892001     0.000000     3.892001   0.000000  979.886870
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  990.379939    1.286444     0.000000     1.286444   0.000000  989.093494
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
III-A-  964.582545    4.349497     0.000000     4.349497   0.000000  960.233047
III-A-    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     992.467582    1.096673     4.439695     5.536368   0.000000  991.370909
M-2     992.467583    1.096674     4.439694     5.536368   0.000000  991.370909
M-3     992.467577    1.096668     4.439702     5.536370   0.000000  991.370909
III-M-  972.855034    3.980211     3.850884     7.831095   0.000000  968.874823
III-M-  972.855049    3.980226     3.850871     7.831097   0.000000  968.874823
III-M-  972.855038    3.980215     3.850882     7.831097   0.000000  968.874823
B-1     992.467578    1.096668     4.439696     5.536364   0.000000  991.370909
B-2     992.467577    1.096668     4.439699     5.536367   0.000000  991.370909
B-3     992.467573    1.096664     4.439709     5.536373   0.000000  991.370909
III-B-  972.855016    3.980194     3.850903     7.831097   0.000000  968.874823
III-B-  972.855081    3.980258     3.850839     7.831097   0.000000  968.874823
III-B-  972.855064    3.980243     3.850906     7.831149   0.000000  968.874821

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      104,874.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    22,633.04

SUBSERVICER ADVANCES THIS MONTH                                        4,562.32
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     642,155.09

 (B)  TWO MONTHLY PAYMENTS:                                    1     130,869.61

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     498,062,953.55

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,220

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,095,701.33

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.87159990 %     0.40530830 %
CURRENT PREPAYMENT PERCENTAGE                97.79478300 %     2.20521700 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.85321260 %     0.40877310 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            3,100,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,291,654.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.51033800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              295.63

POOL TRADING FACTOR:                                                94.47663053


Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       34,706.34
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,105.09

SUBSERVICER ADVANCES THIS MONTH                                        1,902.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     197,413.61

 (B)  TWO MONTHLY PAYMENTS:                                    1     130,869.61

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     164,000,387.15

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          399

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,354,813.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.41922800 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.38200600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.85373613
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.60

POOL TRADING FACTOR:                                                93.31783164


Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,521.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,391.65

SUBSERVICER ADVANCES THIS MONTH                                        2,063.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     367,826.85

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     187,563,589.79

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          452

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,653,245.12

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.46716600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.44473900 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63552499
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.30

POOL TRADING FACTOR:                                                95.48669111


Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,646.16
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,136.30

SUBSERVICER ADVANCES THIS MONTH                                          596.61
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      76,914.63

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     146,498,976.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          369

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       87,642.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.84474500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.84404800 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,569,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.96563972
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              168.90

POOL TRADING FACTOR:                                                94.51047774

Run:        04/07/05     13:17:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XLP6    15,000,000.00  13,610,246.91     5.500000  %    671,144.15
I-A-2   76111XLQ4    25,025,000.00  25,025,000.00     6.000000  %          0.00
I-A-3   76111XLR2     2,275,000.00   2,275,000.00     0.000000  %          0.00
I-A-4   76111XLS0    78,697,000.00  68,398,297.16     5.500000  %  4,973,483.53
I-A-5   76111XLT8    32,459,826.00  32,459,826.00     5.500000  %          0.00
I-A-6   76111XLU5    17,050,758.00  17,050,758.00     5.500000  %          0.00
II-A-1  76111XLV3   114,643,000.00 106,596,040.84     5.750000  %  2,182,224.33
II-A-2  76111XLW1    15,430,989.00  15,430,989.00     5.750000  %          0.00
II-A-3  76111XLX9    17,415,332.00  17,415,332.00     5.750000  %          0.00
II-A-4  76111XLY7     1,111,000.00   1,111,000.00     0.000000  %          0.00
II-A-5  76111XLZ4    25,553,000.00  25,553,000.00     6.000000  %          0.00
II-A-6  76111XMA8    16,586,031.00  15,819,653.92     0.000000  %    207,830.90
III-A-  76111XMB6    14,818,291.00  14,818,291.00     4.750000  %          0.00
III-A-  76111XMC4     9,025,000.00   9,025,000.00     4.500000  %          0.00
III-A-  76111XMD2    58,564,000.00  54,448,789.13     5.000000  %    740,782.17
III-A-  76111XME0    38,191,000.00  34,075,789.13     4.500000  %    740,782.17
III-A-  76111XMF7    19,466,311.00  19,466,311.00     4.500000  %          0.00
III-A-  76111XMG5     8,118,311.00   8,118,311.00     5.000000  %          0.00
III-A-  76111XMH3     1,395,000.00   1,317,518.47     4.750000  %     13,947.50
I-A-P   76111XMW0       930,315.68     911,604.12     0.000000  %      8,873.17
I-A-V   76111XMX8             0.00           0.00     0.074636  %          0.00
II-A-P  76111XMY6       876,547.73     866,987.66     0.000000  %      4,115.16
II-A-V  76111XMZ3             0.00           0.00     0.094228  %          0.00
III-A-  76111XNA7     3,724,986.88   3,576,855.50     0.000000  %     31,465.48
III-A-  76111XNB5             0.00           0.00     0.039731  %          0.00
R-I     76111XMJ9           100.00           0.00     5.500000  %          0.00
R-II    76111XMK6           100.00           0.00     5.250000  %          0.00
R-III   76111XML4           100.00           0.00     4.750000  %          0.00
M-1     76111XMM2     5,024,964.00   4,981,603.13     5.368074  %      5,480.78
M-2     76111XMN0     1,674,800.00   1,660,348.00     5.368072  %      1,826.72
M-3     76111XMP5       744,300.00     737,877.37     5.368079  %        811.82
III-M-  76111XMQ3       775,087.00     750,962.28     4.750000  %      3,084.63
III-M-  76111XMR1       310,000.00     300,351.20     4.750000  %      1,233.72
III-M-  76111XMS9       232,500.00     225,263.40     4.750000  %        925.29
B-1     76111XMT7       744,400.00     737,976.50     5.368073  %        811.92
B-2     76111XMU4       558,200.00     553,383.24     5.368070  %        608.83
B-3     76111XMV2       372,265.41     369,053.10     5.368073  %        406.04
III-B-  76111XNC3       155,000.00     150,175.60     4.750000  %        616.86
III-B-  76111XND1        77,500.00      75,087.80     4.750000  %        308.43
III-B-  76111XNE9       155,098.58     150,271.11     4.750000  %        617.25

-------------------------------------------------------------------------------
                  527,181,114.28   498,062,953.57                  9,591,380.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      62,380.30    733,524.45            0.00       0.00     12,939,102.76
I-A-2     125,125.00    125,125.00            0.00       0.00     25,025,000.00
I-A-3           0.00          0.00            0.00       0.00      2,275,000.00
I-A-4     313,492.20  5,286,975.73            0.00       0.00     63,424,813.63
I-A-5     148,774.20    148,774.20            0.00       0.00     32,459,826.00
I-A-6      78,149.31     78,149.31            0.00       0.00     17,050,758.00
II-A-1    510,772.70  2,692,997.03            0.00       0.00    104,413,816.51
II-A-2     73,940.16     73,940.16            0.00       0.00     15,430,989.00
II-A-3     83,448.47     83,448.47            0.00       0.00     17,415,332.00
II-A-4          0.00          0.00            0.00       0.00      1,111,000.00
II-A-5    127,765.00    127,765.00            0.00       0.00     25,553,000.00
II-A-6          0.00    207,830.90            0.00       0.00     15,611,823.02
III-A-1    58,655.74     58,655.74            0.00       0.00     14,818,291.00
III-A-2    33,843.75     33,843.75            0.00       0.00      9,025,000.00
III-A-3   226,869.95    967,652.12            0.00       0.00     53,708,006.96
III-A-4   127,784.21    868,566.38            0.00       0.00     33,335,006.96
III-A-5    72,998.67     72,998.67            0.00       0.00     19,466,311.00
III-A-6    33,826.30     33,826.30            0.00       0.00      8,118,311.00
III-A-7     5,215.18     19,162.68            0.00       0.00      1,303,570.97
I-A-P           0.00      8,873.17            0.00       0.00        902,730.95
I-A-V      10,200.26     10,200.26            0.00       0.00              0.00
II-A-P          0.00      4,115.16            0.00       0.00        862,872.50
II-A-V     14,728.05     14,728.05            0.00       0.00              0.00
III-A-P         0.00     31,465.48            0.00       0.00      3,545,390.02
III-A-V     4,850.41      4,850.41            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1        22,284.68     27,765.46            0.00       0.00      4,976,122.35
M-2         7,427.39      9,254.11            0.00       0.00      1,658,521.28
M-3         3,300.82      4,112.64            0.00       0.00        737,065.55
III-M-1     2,972.56      6,057.19            0.00       0.00        747,877.65
III-M-2     1,188.89      2,422.61            0.00       0.00        299,117.48
III-M-3       891.67      1,816.96            0.00       0.00        224,338.11
B-1         3,301.26      4,113.18            0.00       0.00        737,164.58
B-2         2,475.50      3,084.33            0.00       0.00        552,774.41
B-3         1,650.92      2,056.96            0.00       0.00        368,647.06
III-B-1       594.45      1,211.31            0.00       0.00        149,558.74
III-B-2       297.22        605.65            0.00       0.00         74,779.37
III-B-3       594.82      1,212.07            0.00       0.00        149,653.86

-------------------------------------------------------------------------------
        2,159,800.04 11,751,180.89            0.00       0.00    488,471,572.72
===============================================================================



























































Run:        04/07/05     13:17:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   907.349794   44.742943     4.158687    48.901630   0.000000  862.606851
I-A-2  1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
I-A-3  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-4   869.134747   63.197880     3.983534    67.181414   0.000000  805.936867
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  929.808543   19.034955     4.455333    23.490288   0.000000  910.773588
II-A-2 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-3 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-4 1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
II-A-5 1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
II-A-6  953.793823   12.530478     0.000000    12.530478   0.000000  941.263345
III-A- 1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A-  929.731390   12.649105     3.873881    16.522986   0.000000  917.082285
III-A-  892.246580   19.396773     3.345925    22.742698   0.000000  872.849806
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A- 1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
III-A-  944.457689    9.998215     3.738480    13.736695   0.000000  934.459474
I-A-P   979.886873    9.537805     0.000000     9.537805   0.000000  970.349067
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  989.093499    4.694736     0.000000     4.694736   0.000000  984.398763
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
III-A-  960.233046    8.447138     0.000000     8.447138   0.000000  951.785908
III-A-    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     991.370909    1.090710     4.434794     5.525504   0.000000  990.280199
M-2     991.370908    1.090709     4.434792     5.525501   0.000000  990.280199
M-3     991.370915    1.090716     4.434798     5.525514   0.000000  990.280199
III-M-  968.874823    3.979721     3.835131     7.814852   0.000000  964.895102
III-M-  968.874812    3.979710     3.835129     7.814839   0.000000  964.895102
III-M-  968.874801    3.979699     3.835140     7.814839   0.000000  964.895102
B-1     991.370903    1.090704     4.434793     5.525497   0.000000  990.280199
B-2     991.370901    1.090702     4.434790     5.525492   0.000000  990.280199
B-3     991.370899    1.090700     4.434793     5.525493   0.000000  990.280199
III-B-  968.874844    3.979742     3.835161     7.814903   0.000000  964.895102
III-B-  968.874844    3.979742     3.835097     7.814839   0.000000  964.895102
III-B-  968.874828    3.979727     3.835109     7.814836   0.000000  964.895101

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:17:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      103,647.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,410.33

SUBSERVICER ADVANCES THIS MONTH                                       19,682.47
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   3,306,534.84

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     488,471,572.72

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,200

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,602,413.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.85321260 %     0.40877310 %
CURRENT PREPAYMENT PERCENTAGE                89.04054130 %    10.95945870 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.81448480 %     0.41610980 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            3,100,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,291,654.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.50637900
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              294.09

POOL TRADING FACTOR:                                                92.65725943


Run:     04/07/05     13:17:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       34,061.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,910.43

SUBSERVICER ADVANCES THIS MONTH                                        6,019.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,044,149.39

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     158,342,357.34

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          387

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,484,000.92

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.38200600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.29094500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.85162060
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              347.70

POOL TRADING FACTOR:                                                90.09835708


Run:     04/07/05     13:17:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,075.48
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,384.06

SUBSERVICER ADVANCES THIS MONTH                                       10,161.80
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,821,841.22

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     185,164,002.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          447

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,186,551.04

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.44473900 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.41446600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63479473
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              347.20

POOL TRADING FACTOR:                                                94.26508583


Run:     04/07/05     13:17:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,510.78
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,115.84

SUBSERVICER ADVANCES THIS MONTH                                        3,500.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     440,544.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     144,965,213.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          366

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      931,861.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.84404800 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.83656700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,569,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.96525307
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              167.70

POOL TRADING FACTOR:                                                93.52100515

Run:        04/25/05     12:55:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XLP6    15,000,000.00  12,939,102.76     5.500000  %    411,644.10
I-A-2   76111XLQ4    25,025,000.00  25,025,000.00     6.000000  %          0.00
I-A-3   76111XLR2     2,275,000.00   2,275,000.00     0.000000  %          0.00
I-A-4   76111XLS0    78,697,000.00  63,424,813.63     5.500000  %  3,050,470.11
I-A-5   76111XLT8    32,459,826.00  32,459,826.00     5.500000  %          0.00
I-A-6   76111XLU5    17,050,758.00  17,050,758.00     5.500000  %          0.00
II-A-1  76111XLV3   114,643,000.00 104,413,816.51     5.750000  %  4,777,073.81
II-A-2  76111XLW1    15,430,989.00  15,430,989.00     5.750000  %          0.00
II-A-3  76111XLX9    17,415,332.00  17,415,332.00     5.750000  %          0.00
II-A-4  76111XLY7     1,111,000.00   1,111,000.00     0.000000  %          0.00
II-A-5  76111XLZ4    25,553,000.00  25,553,000.00     6.000000  %          0.00
II-A-6  76111XMA8    16,586,031.00  15,611,823.02     0.000000  %    454,959.42
III-A-  76111XMB6    14,818,291.00  14,818,291.00     4.750000  %          0.00
III-A-  76111XMC4     9,025,000.00   9,025,000.00     4.500000  %          0.00
III-A-  76111XMD2    58,564,000.00  53,708,006.96     5.000000  %    562,495.33
III-A-  76111XME0    38,191,000.00  33,335,006.96     4.500000  %    562,495.33
III-A-  76111XMF7    19,466,311.00  19,466,311.00     4.500000  %          0.00
III-A-  76111XMG5     8,118,311.00   8,118,311.00     5.000000  %          0.00
III-A-  76111XMH3     1,395,000.00   1,303,570.97     4.750000  %     10,590.71
I-A-P   76111XMW0       930,315.68     902,730.95     0.000000  %      3,217.23
I-A-V   76111XMX8             0.00           0.00     0.073570  %          0.00
II-A-P  76111XMY6       876,547.73     862,872.50     0.000000  %      6,617.79
II-A-V  76111XMZ3             0.00           0.00     0.093720  %          0.00
III-A-  76111XNA7     3,724,986.88   3,545,390.02     0.000000  %     47,093.13
III-A-  76111XNB5             0.00           0.00     0.039583  %          0.00
R-I     76111XMJ9           100.00           0.00     5.500000  %          0.00
R-II    76111XMK6           100.00           0.00     5.250000  %          0.00
R-III   76111XML4           100.00           0.00     4.750000  %          0.00
M-1     76111XMM2     5,024,964.00   4,976,122.35     5.368079  %      5,497.96
M-2     76111XMN0     1,674,800.00   1,658,521.28     5.368081  %      1,832.45
M-3     76111XMP5       744,300.00     737,065.55     5.368082  %        814.36
III-M-  76111XMQ3       775,087.00     747,877.65     4.750000  %      3,107.49
III-M-  76111XMR1       310,000.00     299,117.48     4.750000  %      1,242.86
III-M-  76111XMS9       232,500.00     224,338.11     4.750000  %        932.14
B-1     76111XMT7       744,400.00     737,164.58     5.368077  %        814.47
B-2     76111XMU4       558,200.00     552,774.41     5.368078  %        610.75
B-3     76111XMV2       372,265.41     368,647.06     5.368094  %        407.30
III-B-  76111XNC3       155,000.00     149,558.74     4.750000  %        621.43
III-B-  76111XND1        77,500.00      74,779.37     4.750000  %        310.71
III-B-  76111XNE9       155,098.58     149,653.86     4.750000  %        621.82

-------------------------------------------------------------------------------
                  527,181,114.28   488,471,572.72                  9,903,470.70
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      59,304.22    470,948.32            0.00       0.00     12,527,458.66
I-A-2     125,125.00    125,125.00            0.00       0.00     25,025,000.00
I-A-3           0.00          0.00            0.00       0.00      2,275,000.00
I-A-4     290,697.06  3,341,167.17            0.00       0.00     60,374,343.52
I-A-5     148,774.20    148,774.20            0.00       0.00     32,459,826.00
I-A-6      78,149.31     78,149.31            0.00       0.00     17,050,758.00
II-A-1    500,316.20  5,277,390.01            0.00       0.00     99,636,742.70
II-A-2     73,940.16     73,940.16            0.00       0.00     15,430,989.00
II-A-3     83,448.47     83,448.47            0.00       0.00     17,415,332.00
II-A-4          0.00          0.00            0.00       0.00      1,111,000.00
II-A-5    127,765.00    127,765.00            0.00       0.00     25,553,000.00
II-A-6          0.00    454,959.42            0.00       0.00     15,156,863.60
III-A-1    58,655.74     58,655.74            0.00       0.00     14,818,291.00
III-A-2    33,843.75     33,843.75            0.00       0.00      9,025,000.00
III-A-3   223,783.36    786,278.69            0.00       0.00     53,145,511.63
III-A-4   125,006.28    687,501.61            0.00       0.00     32,772,511.63
III-A-5    72,998.67     72,998.67            0.00       0.00     19,466,311.00
III-A-6    33,826.30     33,826.30            0.00       0.00      8,118,311.00
III-A-7     5,159.97     15,750.68            0.00       0.00      1,292,980.26
I-A-P           0.00      3,217.23            0.00       0.00        899,513.72
I-A-V       9,707.66      9,707.66            0.00       0.00              0.00
II-A-P          0.00      6,617.79            0.00       0.00        856,254.71
II-A-V     14,461.31     14,461.31            0.00       0.00              0.00
III-A-P         0.00     47,093.13            0.00       0.00      3,498,296.89
III-A-V     4,781.77      4,781.77            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1        22,260.18     27,758.14            0.00       0.00      4,970,624.39
M-2         7,419.23      9,251.68            0.00       0.00      1,656,688.83
M-3         3,297.19      4,111.55            0.00       0.00        736,251.19
III-M-1     2,960.35      6,067.84            0.00       0.00        744,770.16
III-M-2     1,184.01      2,426.87            0.00       0.00        297,874.62
III-M-3       888.01      1,820.15            0.00       0.00        223,405.97
B-1         3,297.63      4,112.10            0.00       0.00        736,350.11
B-2         2,472.78      3,083.53            0.00       0.00        552,163.66
B-3         1,649.11      2,056.41            0.00       0.00        368,239.76
III-B-1       592.00      1,213.43            0.00       0.00        148,937.31
III-B-2       296.00        606.71            0.00       0.00         74,468.66
III-B-3       592.38      1,214.20            0.00       0.00        149,032.04

-------------------------------------------------------------------------------
        2,116,653.30 12,020,124.00            0.00       0.00    478,568,102.02
===============================================================================



























































Run:        04/25/05     12:55:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6(POOL #  4854)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4854
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   862.606851   27.442940     3.953615    31.396555   0.000000  835.163911
I-A-2  1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
I-A-3  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-4   805.936867   38.762216     3.693877    42.456093   0.000000  767.174651
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  910.773588   41.669128     4.364123    46.033251   0.000000  869.104461
II-A-2 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-3 1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
II-A-4 1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
II-A-5 1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
II-A-6  941.263345   27.430277     0.000000    27.430277   0.000000  913.833068
III-A- 1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A-  917.082285    9.604797     3.821176    13.425973   0.000000  907.477488
III-A-  872.849806   14.728478     3.273187    18.001665   0.000000  858.121328
III-A- 1000.000000    0.000000     3.750000     3.750000   0.000000 1000.000000
III-A- 1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
III-A-  934.459475    7.591907     3.698903    11.290810   0.000000  926.867568
I-A-P   970.349063    3.458213     0.000000     3.458213   0.000000  966.890850
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  984.398764    7.549834     0.000000     7.549834   0.000000  976.848930
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
III-A-  951.785907   12.642496     0.000000    12.642496   0.000000  939.143412
III-A-    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     990.280199    1.094129     4.429918     5.524047   0.000000  989.186069
M-2     990.280200    1.094131     4.429920     5.524051   0.000000  989.186069
M-3     990.280198    1.094129     4.429921     5.524050   0.000000  989.186069
III-M-  964.895098    4.009214     3.819378     7.828592   0.000000  960.885883
III-M-  964.895109    4.009226     3.819387     7.828613   0.000000  960.885883
III-M-  964.895088    4.009204     3.819398     7.828602   0.000000  960.885883
B-1     990.280199    1.094130     4.429917     5.524047   0.000000  989.186069
B-2     990.280193    1.094124     4.429918     5.524042   0.000000  989.186069
B-3     990.280208    1.094139     4.429931     5.524070   0.000000  989.186069
III-B-  964.895109    4.009226     3.819355     7.828581   0.000000  960.885883
III-B-  964.895045    4.009161     3.819355     7.828516   0.000000  960.885883
III-B-  964.895074    4.009192     3.819377     7.828569   0.000000  960.885882

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      101,765.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    19,085.33

SUBSERVICER ADVANCES THIS MONTH                                        4,527.36
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     716,428.64

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     478,568,102.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,177

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,921,263.70

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.81448480 %     0.41610980 %
CURRENT PREPAYMENT PERCENTAGE                93.33178640 %     6.66821360 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.77277120 %     0.42401310 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            3,100,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,291,654.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.50235300
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              292.36

POOL TRADING FACTOR:                                                90.77868859


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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       32,975.58
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,872.48

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     154,872,410.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          378

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,298,542.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.29094500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.23294800 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.85057734
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.60

POOL TRADING FACTOR:                                                88.12392330


Run:     04/25/05     12:55:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,585.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,325.50

SUBSERVICER ADVANCES THIS MONTH                                        2,742.44
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     494,533.29

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     179,919,989.26

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          435

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,035,593.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.41446600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.34183600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,721,729.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63118739
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.10

POOL TRADING FACTOR:                                                91.59541283


Run:     04/25/05     12:55:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S6 (POOL #  4854)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4854
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,204.59
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,887.35

SUBSERVICER ADVANCES THIS MONTH                                        1,784.92
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     221,895.35

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     143,775,702.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          364

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      587,127.90

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.83656700 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.83196500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,550,082.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,569,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.96602959
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              166.70

POOL TRADING FACTOR:                                                92.75361926